Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 121 to the Registration Statement on Form N–1A of Fidelity Rutland Square Trust II: Strategic Advisers Emerging Markets Fund, Strategic Advisers Fidelity International Fund and Strategic Advisers Small-Mid Cap Fund of our reports dated April 12, 2023; Strategic Advisers International Fund of our report dated April 13, 2023; Strategic Advisers Core Income Fund and Strategic Advisers Income Opportunities Fund of our reports dated April 18, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended February 28, 2023.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 20, 2023